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                               PRICING SUPPLEMENT

                                                  Registration No. 333-08369-01
                                               Filed Pursuant to Rule 424(b)(2)

                          United Parcel Service, Inc.

                                   UPS Notes

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Pricing Supplement No. 79                                   Trade Date: 08/04/03
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 08/07/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is August 5, 2003

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

     CUSIP
       or
  Common Code        Principal Amount        Interest Rate        Maturity Date                     Price to Public
  -----------        ----------------        -------------        -------------                     ---------------
   91131UGD0           $3,912,000.00             5.00%              08/15/16                             100%


Interest Payment
   Frequency                                  Subject to            Dates and terms of redemption
  (begin date)       Survivor's Option        Redemption          (including the redemption price)
----------------     -----------------        ----------          --------------------------------
    02/15/04                Yes                   Yes                       100% 08/15/04
 semi-annually                                                        semi-annually thereafter


                       Discounts and
Proceeds to UPS         Commissions           Reallowance              Dealer                       Other Terms
---------------         -----------           -----------              ------                       -----------
 $3,863,100.00          $48,900.00               $3.00           ABN AMRO Financial
                                                                    Services, Inc.
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